UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 10, 2009


                            Anika Therapeutics, Inc.
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               (Exact Name of Registrant as Specified in Charter)

     Massachusetts                    000-21326                  04-3145961
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(State of Incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

32 Wiggins Avenue, Bedford, Massachusetts                          01730
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(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code:        (781) 457-9000
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02         Departure of Directors or Certain Officers; Election of
                  Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 10, 2009, Anika Therapeutics, Inc. (the "Company") entered into Employment Agreements (individually, the "Employment Agreement" and collectively, the "Employment Agreements") with each of Frank J. Luppino, Chief Operating Officer of the Company, and William J. MrachekVice President of Human Resources of the Company (the "Senior Executives"). The Employment Agreements clarify and amend existing employment arrangements between the Company and each of Mr. Luppino and Mr. Mrachek. The base salary amounts represent the current salaries approved by the Board of Directors earlier in 2009.

Mr. Luppino's Employment Agreement provides him with an initial annual base salary of $285,000, subject to annual review by either the Board of Directors or the Compensation Committee. In addition, Mr. Luppino is eligible to receive cash incentive compensation, starting at 35% of his annual base salary.

Mr. Mrachek's Employment Agreement provides him with an initial annual base salary of $219,712, subject to annual review by either the Board of Directors or the Compensation Committee. In addition, Mr. Mrachek is eligible to receive cash incentive compensation, starting at 30% of his annual base salary.

Mr. Luppino and Mr. Mrachek are eligible to participate in or receive benefits under all of the Company's employee benefit plans or any future arrangements made available by the Company to its executives.

Pursuant to the terms of the Employment Agreements, upon any termination, whether due to death, disability, or for any reason by Mr. Luppino or Mr. Mrachek, as the case may be, or the Company, each of Mr. Luppino and Mr. Mrachek would be entitled to any accrued benefits, including any earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacations, and any vested benefits under the Company's employee benefit plans.

Subject to certain conditions, upon an involuntary termination by the Company of Mr. Luppino's employment without "cause" (as defined in the Employment Agreement) or a voluntary termination of employment by him for "good reason" (as defined in the Employment Agreement), Mr. Luppino would be entitled to receive a severance amount equal to his current base salary for the then current fiscal year and would be eligible to continue to participate in the Company's group health, dental and vision program for 12 months.

If Mr. Luppino's termination of employment occurs within 3 months prior to or 12 months after a "change in control" (as defined in the Employment Agreement) and such termination is either by him for "good reason" or by the Company without "cause," (i) Mr. Luppino would be entitled to receive, in lieu of the severance amount described in the immediately preceding paragraph, a severance amount equal to 1.5 times the sum of his current base salary and target annual bonus for the then current fiscal year, (ii) all of Mr. Luppino's stock options and stock-based awards would immediately accelerate and become fully exercisable or nonforfeitable as of the effective date of such change in control, and (iii) Mr. Luppino would be eligible to continue to participate in the Company's group health, dental and vision program for 18 months, subject to certain conditions.

Under the terms of his Employment Agreement, Mr. Luppino would receive a modified economic cutback gross-up payment in the event any payment or benefit to him is considered an "excess parachute payment" and subject to an excise tax under the Internal Revenue Code.

Subject to certain conditions, upon an involuntary termination by the Company of Mr. Mrachek's employment without "cause" (as defined in the Employment Agreement) or a voluntary termination of employment by him for "good reason" (as defined in the Employment Agreement), Mr. Mrachek would be entitled to receive a severance amount equal to his current base salary for the then current fiscal year and would be eligible to continue to participate in the Company's group health, dental and vision program for 12 months.

If Mr. Mrachek's termination of employment occurs within 3 months prior to or 12 months after a "change in control" (as defined in the Employment Agreement) and such termination is either by him for "good reason" or by the Company without "cause," (i) Mr. Mrachek would be entitled to receive, in lieu of the severance amount described in the immediately preceding paragraph, a severance amount equal to 1.5 times the sum of his current base salary and target annual bonus for the then current fiscal year, (ii) all of Mr. Mrachek's stock options and stock-based awards would immediately accelerate and become fully exercisable or nonforfeitable as of the effective date of such change in control, and (iii) Mr. Mrachek would be eligible to continue to participate in the Company's group health, dental and vision program for 18 months, subject to certain conditions.

Under the terms of his Employment Agreement, Mr. Luppino would receive a modified economic cutback gross-up payment in the event any payment or benefit to him is considered an "excess parachute payment" and subject to an excise tax under the Internal Revenue Code.

In addition, Mr. Luppino and Mr. Mrachek are subject to confidentiality, non-disclosure, non-competition, non-solicitation, assignment, and arbitration provisions.

The foregoing description of the Employment Agreements with each of Mr. Luppino and Mr. Mrachek does not purport to be complete and is qualified in its entirety by reference to the text of the Employment Agreements, which are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           ANIKA THERAPEUTICS, INC.

Dated: September 14, 2009                  By:  /s/ KEVIN W. QUINLAN
                                                -------------------------------
                                                Kevin W. Quinlan
                                                Chief Financial Officer


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                                  Exhibit Index

10.1 Employment Agreement, dated as of September 10, 2009, between Anika Therapeutics, Inc. and Frank J. Luppino.

10.2 Employment Agreement, dated as of September 10, 2009, between Anika Therapeutics, Inc. and William J. Mrachek.